Exhibit 10.1

WARRANT EXERCISE AGREEMENT

THIS WARRANT EXERCISE AGREEMENT (the “Agreement”), dated as of the date set forth on the signature page hereto, relates to the common stock purchase warrant (the “Warrant”) described below, which was issued by Resonant Inc. (the “Company”) to Grayboard Investments, Ltd. (the “Holder”):

Warrant No.	Issuance Date	Expiration Date	Exercise Price per Share	No. of Shares	Aggregate Exercise Price
2017-001	02/22/2017	08/22/2019	$8.25	1,626,898	$13,421,908.50

WHEREAS, Pursuant to the terms of that certain Warrant to Purchase Common Stock, dated the Issuance Date set forth in the table above, executed by the Company in favor of Holder (the “Warrant Agreement”), the Holder is entitled to subscribe for and purchase up to the number of shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), set forth in the table above.

WHEREAS, the Company desires to induce the early exercise of the Warrant, and the Holder desires to exercise the Warrant according to its terms.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Exercise of the Warrant. Contemporaneously with the execution of this Agreement and effective as of the date hereof, the Holder hereby exercises the Warrant in full for the number of shares of Common Stock set forth in the table above (the “Exercise”).  In connection with the Exercise and concurrently with the execution and delivery of this Agreement, the Holder shall deliver an executed copy of the Exercise Notice attached to the Warrant Agreement indicating a Cash Exercise of such Warrant.

2.                                      Payment of Exercise Price.  The Company and the Holder acknowledge that the current exercise price per share and aggregate exercise price for all Warrant Shares for the Warrant is as set for the in the table above.  No later than one (1) Business Day after the execution of this Agreement and the concurrent Exercise of the Warrant, the Holder shall pay the aggregate exercise price set forth in the table above (the “Aggregate Exercise Price”) to the Company in accordance with the terms of the Warrant.  The Company shall deliver the Warrant Shares to the Holder in accordance with the terms of the Warrant.

3.                                      Cash Consideration. In consideration for the Exercise, the Company hereby agrees to pay to the Holder by wire transfer of immediately available funds cash consideration in the amount of $6,719,088.74, to be paid as directed by the Holder no later than one (1) Business Day after the execution of this Agreement and receipt by the Company of the Aggregate Exercise Price.

4.                                      Representations and Warranties of the Company.  The Company represents, warrants and agrees that:

4.1                               It has all the requisite authority and power to enter into and consummate the transactions contemplated herein and such transactions shall not contravene any organizational documents, contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

4.2                               This Agreement has been duly and validly authorized, executed and delivered by the Company, and shall constitute a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

4.3                               It has a sufficient number of authorized and unissued shares of Common Stock to consummate the Exercise of the Warrant.

4.4                               The shares of Common Stock issued to the Holder pursuant to the Exercise of the Warrant shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.

4.5                               The issuance of the shares of Common Stock to the Holder pursuant to the Exercise of the Warrant is the subject of the Company’s Registration Statement (“Registration Statement”) described below, and the respective prospectus set forth therein and the applicable prospectus supplement corresponding thereto (collectively, the “Prospectuses”), as such Registration Statement and Prospectuses have been amended and/or supplemented from time to time:

Registration No.	Effective Date
333-217255	April 18, 2017

4.6                               The shares of Common Stock may be re-sold by Holder into the public market following the issuance thereof by the Company to Holder pursuant to the Registration Statement and Prospectuses.

4.7                               Upon receipt of the Warrant Shares, the Holder will have good and marketable title to such shares.

4.8                               The Registration Statement and any amendments thereto comply in all material respects with the requirements of the Securities Act of 1933, as amended (“Securities Act”), and when taken together with the Prospectuses do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectuses and any amendments or supplements thereto comply in all material respects with the requirements of the Securities Act and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company has not received any notice that the Securities and Exchange Commission (“SEC”) has issued or intends to issue a stop-order with respect to any Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

4.9                               Neither the Company nor any other person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information about the Company.  The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Holder regarding the Company or any of its subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4.10                        Other than such filings as may be required to be made with The NASDAQ Capital Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person, including, without limitation, any other security holders of the Company, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

5.                                      Representations and Warranties of the Holder.  The Holder represents and warrants that:

5.1                               It has the authority to enter into the transactions and consummate the transactions contemplated herein and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Holder.

5.2                               This Agreement has been duly and validly authorized, executed and delivered by the Holder, and shall constitute a legal, valid, and binding obligation of the Holder, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles whether in a proceeding in equity or at law.

5.3                               It is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

5.4                               It has sufficient knowledge and experience in financial and business matters so as to be capable of bearing the economic risks of participation in this Agreement, and it is capable of evaluating the merits and risks of participating in this Agreement, including any risks associated with surrendering certain rights related to the Warrant.

5.5                               It has received any and all information requested by the Holder for the Holder to make a decision to enter into this Agreement and the transactions contemplated hereby. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and its representatives and has had the opportunity to review the Company’s operations. The Holder has also had a full opportunity to ask questions of and receive answers from the Company and its management in connection with the transactions contemplated hereby. Except as expressly set forth in this Agreement, the Holder acknowledges and agrees that the Company has made no other representation or warranty regarding the operations, business, prospects or condition (financial or otherwise) of the Company or its affiliates.

5.6                               It acknowledges that it is not relying, and has not relied, upon any statement, advice (whether legal, tax, financial, accounting or other), representation or warranty made by any entity or person including, without limitation, the Company or any of its affiliates or representatives, except for (a) the publicly available filings made by the Company with the Commission under the Securities Exchange Act of 1934, as amended, and (b) the statements, representations and warranties made by the Company in this Agreement.

5.7                               It is the sole legal and beneficial owner of the Warrant, and has good, valid and marketable title to the Warrant, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.  It has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Warrant or its rights in the Warrant, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrant.

5.8                               It is not an affiliate of the Company as such term is defined in Rule 144 promulgated under the Securities Act.

6.                                      Miscellaneous.

6.1                               This Agreement may be executed in multiple original counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement.  This Agreement and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

6.2                               Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant Agreement.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below:

Dated:	December 19, 2017

GRAYBOARD INVESTMENTS, LTD.

		By:	/s/ Shannon Wilson
Name: Shannon Wilson
Title: President

RESONANT INC.

		By:	/s/ Jeff Killian
Name: Jeff Killian
Title: Chief Financial Officer